Exhibit 99.1

                                  PRESS RELEASE

                 FOSTER WHEELER ANNOUNCES PLANS FOR UNREGISTERED
                   OFFERING OF CONVERTIBLE SUBORDINATED DEBT


Clinton, New Jersey and Hamilton, Bermuda, May 18, 2001: Foster Wheeler Ltd. announced today that it proposes to make an offering of $150 million of its convertible subordinated notes due 2007, which it expects to close by the end of this month. The initial purchasers involved in this offering will be granted an option to purchase additional convertible subordinated notes, which would provide up to $30 million of additional gross proceeds to Foster Wheeler. The convertible subordinated notes will be guaranteed by Foster Wheeler LLC, an indirectly wholly-owned subsidiary of Foster Wheeler Ltd.

The convertible subordinated notes will be immediately convertible, at the option of the holders, into Foster Wheeler Ltd.'s common shares. Foster Wheeler intends to use the net proceeds of the convertible subordinated notes to pay existing borrowings under its revolving credit facilities.

Pursuant to a reorganization, the common stock of Foster Wheeler Corporation (NYSE:FWC) will automatically become common shares of Foster Wheeler Ltd. on a one-for-one basis. The closing of the convertible subordinated notes is conditioned upon the closing of the reorganization.

The offering will be made on a Rule 144A basis to qualified institutional buyers and otherwise pursuant to exemptions under the Securities Act of 1933, as amended, and will have certain registration rights. Foster Wheeler intends to file a registration statement for the convertible subordinated notes with the Securities and Exchange Commission within 90 days after their original issuance.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the convertible subordinated notes, nor shall there be any sale of these convertible subordinated notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer, if any at all, will be made only by means of an offering memorandum. The convertible subordinated notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The convertible subordinated notes will not be registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements.
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Notes to Editors:

1. Foster Wheeler Corporation is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research, plant operations and environmental services. The Corporation's operations are in Clinton, N.J. For more information about Foster Wheeler, visit our World-Wide Web site at www.fwc.

2.   Safe Harbor Statement

     This news release contains forward-looking statements that are based on management's assumptions, expectations and projections about the various industries within which the Corporation operates. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Corporation cautions that a variety of factors, including but not limited to the following, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the energy, power and environmental industries, changes in regulatory environment, changes in project scheduled, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, outcomes of pending and future litigation, protection and validity of patents and other intellectual property rights, and increasing competition by foreign and domestic companies.

MEDIA CONTACTS ONLY:  Alastair Davie 908-730-4444
                      Rita Kroeber 908-730-4448

OTHER INQUIRIES: 908-730-4000